Amendment No. 15 to Fund Participation Agreement

This Amendment No 15 (“Amendment”), dated as of January 21, 2020, is to the Fund Participation Agreement dated July 1, 2003, as amended (“Agreement”), between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY (“Lincoln National”), a life insurance company organized under the laws of the State of Indiana, LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ( “LNY”), a life insurance company organized under the laws of the State of New York on behalf of itself and on behalf of the Separate Accounts as listed on Appendix B of the Agreement, and AMERICAN FUNDS INSURANCE SERIES (the “Series”), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”) a corporation organized under the laws of the State of Delaware. The term “Company” used in this Agreement refers to the respective undersigned life insurance company whose products are being solicited and sold. Unless otherwise stated in this Agreement, any rights, obligations and liabilities of the undersigned companies are separate and distinct. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

WHEREAS, Lincoln National, LNY, Series, and CRMC desire to amend the Agreement.

NOW, THERFORE, the Agreement is amended as follows:

1.             The second section in Section 5 is hereby deleted in its entirety and replaced by the following:

Company agrees to give the Series and CRMC at least 30 days’ notice prior to adding any additional Funds as underlying investment options to the Contracts.

2.             Section 20 is hereby deleted in its entirety and replaced by the following:

All notices under this Agreement, unless otherwise specified in the Agreement shall be given in writing and delivered via overnight delivery (postage prepaid, return receipt requested), facsimile transmission, electronic mail submission (including PDF) or registered or certified mail, as follows:

If to Lincoln National:

The Lincoln National Life Insurance Company

1300 South Clinton Street

Ft. Wayne, IN 47802

Attention: Risé C.M. Taylor, vice President

Facsimile No.: (260) 455-1773

If to Lincoln New York:

Lincoln Life & Annuity Company of New York

c/o The Lincoln National Life Insurance Company

1300 South Clinton Street

Ft. Wayne, IN 47802

Attention: Risé C.M. Taylor, vice President

Facsimile No.: (260) 455-1773

If to CRMC or to the Series:

Michael Triessl

Capital Research and Management Company

333 South Hope Street

55th Floor

Los Angeles, CA 90071

email: Michael_Triessl@capgroup.com

with a copy to:

Stephen T. Joyce

333 South Hope Street

55th Floor

Los Angeles, CA 90071

email: Steve_Joyce@capgroup.com

And:

American Funds Service Company

Attn: Contract Administration

3500 Wiseman Blvd.

San Antonio, TX 78251-4321

email: contract_admin@capgroup.com

facsimile: 210/474-4088

3.    Appendix B is hereby amended and replaced with the attached Appendix B.

4.    Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

(This section intentionally left blank.)

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jayson Bronchetti
Name:	Jayson Bronchetti
Title:	Senior Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	/s/ Jayson Bronchetti
Name:	Jayson Bronchetti
Title:	Senior Vice President

AMERICAN FUNDS INSURANCE SERIES

By:	/s/ Steven I. Koszalka
Name:	Steven I. Koszalka
Title:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Michael J. Triessl
Name:	Michael J. Triessl
Title:	Senior Vice President

Appendix B

Effective January 21, 2020

American Legacy Variable Annuity**	Lincoln SVUL IV Elite*
American Legacy II Variable Annuity**	Lincoln VULone 2005 Elite*
American Legacy III/(B Class) Variable Annuity*	Lincoln Momentum VULone 2005 Elite*
American Legacy III C Share Variable Annuity*	Lincoln VULone 2007 Elite*
American Legacy III Plus Variable Annuity*	Lincoln Momentum VULone 2007 Elite*
American Legacy III View Variable Annuity*	Lincoln SVULone 2007 Elite*
American Legacy Shareholder’s Advantage/(A Class)*	Lincoln Momentum SVULone 2007 Elite*
American Legacy Design*	Lincoln AssetEdge VUL Elite*
American Legacy Group	Lincoln ChoicePlus*
American Legacy Retirement Income Plan	Lincoln ChoicePlus Access*
American Legacy Life**	Lincoln ChoicePlus Bonus*
American Legacy Estate Builder	Lincoln ChoicePlus II*
American Legacy Variable Life**	Lincoln ChoicePlus II Access*
American Legacy VULDB II*	Lincoln ChoicePlus II Bonus*
American Legacy VULDB IV*	Lincoln ChoicePlus II Advance*
American Legacy VULCV III*	Lincoln ChoicePlus Assurance (B Share)*
American Legacy VULCV IV*	Lincoln ChoicePlus Assurance (C Share)*
American Legacy SVUL III*	Lincoln ChoicePlus Assurance (L Share)*
American Legacy SVUL IV*	Lincoln ChoicePlus Assurance (Bonus)*
American Legacy PreservationEdge SVUL*	Lincoln ChoicePlus Assurance (A Share/Class)*
American Legacy® Signature*	Lincoln ChoicePlus Assurance (B Class)*
American Legacy® Series*	Lincoln ChoicePlus Design*
American Legacy® Target Date Advisory	Lincoln ChoicePlus Fusion*
American Legacy® Target Date B-Share	Lincoln InvestmentSolutionsSM *
Lincoln VULONE * Elite	Lincoln Investor AdvantageSM*
Lincoln VULONE 2010	Lincoln Investor AdvantageSM Fee Based*
Lincoln Momentum VULONE * Elite	Lincoln Investor AdvantageSM RIA*
Lincoln Momentum SVULONE * Elite	MultiFund® 1-4 Individual Variable Annuity
Lincoln VULCV*	MultiFund® 5 Individual Variable Annuity
Lincoln VULCV II*	MultiFund® Select Individual Variable Annuity
Lincoln VULCV II Elite	MultiFund® Group Variable Annuity
Lincoln VULCV III* Elite	Lincoln SVUL*
Lincoln VULCV IV* Elite	Lincoln SVUL II*
Lincoln VULDB*	Lincoln SVUL III*
Lincoln VULDB* Elite	Lincoln SVULONE *
Lincoln VULDB II* Elite	Group Variable Annuity (GVA)*
Lincoln VULDB IV* Elite	Wells Fargo New Directions Core***
Lincoln VUL III**	Wells Fargo New Directions Access***
Lincoln VUL MoneyGuard	Wells Fargo New Directions Access 4***
Lincoln CVUL Series III*	DirectorTM *
Lincoln Corporate Variable 4*	Lincoln Corporate Commitment Private Placement BOLI
Lincoln Corporate Variable 5*	Lincoln Corporate Commitment Variable Universal Life
Lincoln Corporate Variable Private Solution*	Private Placement Variable Universal Life
Lincoln VUL Flex Elite*
Lincoln SVUL Elite***

*Includes both the Lincoln National and LNY versions of this product.

**Class 1 shares are offered in these products.

***In connection with Wells Fargo New Directions Core, Wells Fargo New Directions Access and Wells Fargo New Directions Access 4 Contracts, Lincoln National, as the issuer of these Contracts, agrees to make shares of American Funds Insurance Series available through these Contracts only so long as they are sold exclusively through registered representatives of Lincoln Financial Advisors and Wells Fargo Investments LLC.  In the event that Wells Fargo undergoes a change in control or assigns its responsibilities with respect to the Contracts to a third party, American Funds Insurance Series reserves the right to discontinue making its shares available for purchase through these Contracts.